United States Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2002

FIRST INDIANA CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-14354	35-1692825

(State or other jurisdiction of	(Commission	(IRS Employer Identification Number)
incorporation or organization)	File Number)

135 North Pennsylvania Street, Indianapolis, IN	46204

(Address of principal executive office)	(Zip Code)

(317) 269-1200

(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

         On September 4, 2002, First Indiana Corporation (“First Indiana”) announced the signing of a definitive agreement pursuant to which Carmel, Indiana-based MetroBanCorp, Inc. will be merged into First Indiana, and MetroBank, the wholly-owned subsidiary of MetroBanCorp, will be merged into First Indiana’s subsidiary, First Indiana Bank, N.A. The merger agreement provides that each shareholder of MetroBanCorp will receive $17.00 in cash for each share of MetroBanCorp stock owned as of the effective date of the merger.

Item 7. Financial Statements and Exhibits

         (c) Exhibits

                   Exhibit No.    Exhibit

                         2                Agreement and Plan of Merger dated September 4, 2002,
                                           by and among MetroBanCorp, Inc. and MetroBank and First
                                           Indiana Corporation, FIC Acquisition Corp. and First
                                           Indiana Bank, National Association.

                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   First Indiana Corporation

Date: September 6, 2002                  By:     /s/ William J. Brunner
                                                                       William J. Brunner
                                                                       Vice President and Treasurer